EXHIBIT 99.1

Contacts:
Indus International	Kalt Rosen & Co.
John Bullington, Corporate Communications	Pierre Hirsch /Howard Kalt
770-989-4345, john.bullington@indus.com	415/397-2686

Indus International Reports Fiscal Third Quarter 2005 Results

Three Year Highs in Profitability, Cash Flow from Operations and
Overall Business Efficiencies

ATLANTA, January 26, 2005 — Indus International Inc. (NASDAQ: IINT), a leading provider of Service Delivery Management (SDM)™ solutions, today announced results of operations for its fiscal third quarter ended December 31, 2004, and provided guidance for future financial performance.

Key Quarterly Financial and Business Highlights:

•	Grew software license revenue by 135 percent over the third quarter of the prior year and 8 percent over last quarter, continuing to capitalize on the momentum of our SDM strategy

•	Posted quarterly net income of $2.5 million or $.04 on a per share basis, the highest in three years and a year-over-year improvement in excess of $4.7 million after excluding restructuring benefits recorded in the quarter

•	Generated $3.8 million of cash flow from operations during the quarter and increased cash reserves by $3.7 million

•	Continued to capitalize on a more leveraged business model and our improved business efficiencies with year-over-year and sequential improvements to gross and operating profitability

•	Announced the new Indus Foundation Architecture initiative aimed at providing the first process-centric SDM solutions in the industry, and featuring a service-oriented architecture that enables our customers to manage and optimize their customers, assets and workforce simultaneously

•	Delivered the first release of Indus Asset Suite, a new asset management software solution that incorporates the key capabilities of Indus’ legacy PassPort and InsiteEE product lines

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Indus Announces Fiscal Third Quarter 2005 Results, page 2

•	Licensed Service Suite in greater than 50 percent of this quarter’s software deals, continuing to seed customers with our SDM solutions and grow demand by demonstrating value

•	Signed contracts for a major license expansion and a multi-year software hosting arrangement with Nuclear Management Company

•	Added new customers to the Indus portfolio, including Duke Cogema Stone and Webster, CHU de Nantes and Egyptian LNG

Third Quarter and Year-to-Date Fiscal 2005 Results
Total revenue for the third quarter of fiscal 2005 was $33.7 million, compared with $34.4 million in the same quarter last year. Software license fees totaled $7.0 million, 135 percent greater than the same period a year ago and 8 percent greater than last quarter. Net income for the quarter was $2.5 million, or $0.04 per share, including a $1.0 million benefit related to a reduction in a lease reserve necessitated by an agreement entered into in October 2005 to sublease office space previously vacated in San Francisco, CA. This compares with a net loss of $3.2 million, or $0.06 per share, in the third quarter of fiscal 2004. Excluding the $1.0 million benefit, adjusted net income for the third quarter of 2005 was $1.5 million or approximately $.03 on a per share basis, an improvement of $4.7 million over the adjusted net loss of $3.2 million in the third quarter of fiscal 2004.

Total revenue for the first nine months of fiscal 2005 was $104.8 million, reflecting growth in software licenses of 35 percent and a 17 percent decline in consulting training and other services over the same period of the prior year — all in keeping with our plans toward a more leveraged business model. Total revenue for the first nine months of fiscal 2004 was $106.6 million. The Company’s net loss for the first nine months of fiscal 2005 totaled $9.6 million, or $0.17 per share, compared with $12.7 million, or $0.27 per share during the same period of the prior year. During the first nine months of fiscal 2005, the Company incurred restructuring charges associated with rationalizations of facilities and staffing totaling $11.4 million, compared to no such charges in the same period last year. Adjusted net income, which excludes the restructuring charges, was $1.8 million for the first nine months of fiscal 2005, reflecting a $14.4 million improvement over the adjusted net loss for the same period in fiscal 2004.

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Indus Announces Fiscal Third Quarter 2005 Results, page 3

Executive Commentary
“For the first quarter in some time we were free of business distractions,” said Indus President and CEO Greg Dukat. “Our solid financial results reflect our commitment and capabilities to complete the turnaround of Indus when unencumbered to focus on the tasks at hand. We are striving for financial and business consistency to secure the confidence of our shareholders, employees and customers. We are pleased with what we have accomplished thus far, but recognize that our work is not finished.”

Indus Chief Financial Officer Tom Williams added, “I believe Indus is poised for continued success through the exhaustive efforts of its employees. Their dedication to our cause and execution on our plans have delivered great benefits and we look forward to a continuation of this effort in the future.”

Business Outlook
For the fourth fiscal quarter of 2005 ending March 31, 2005, the Company currently projects revenues of between $33.5 million and $35.5 million. Net income for the quarter is anticipated to range between $1.3 million and $2.3 million, or between $.02 and $.04 on a per share basis. These projections assume no significant changes to the current general economic environment and the capital spending environments within our markets over the next few months.

New Stockholder Rights Plan
In further news, Indus also announced that its Board of Directors has approved a Stockholder Protection Rights Plan (“Rights Plan”). The Rights Plan is intended to protect the interests of all Indus stockholders and to help assure that all stockholders receive fair and equal treatment if an unsolicited attempt is made to acquire the Company. The Rights Plan is not intended to prevent an acquisition of the Company. It is intended, however, to encourage any potential acquirer to negotiate the manner and terms of any proposed acquisition with the Board of Directors.

Under the new Rights Plan, a dividend of one Right for each outstanding share of common stock will be distributed to stockholders of record at the close of business on February 4, 2005. The Rights will be exercisable only if a person or group acquires beneficial ownership of 20% or more of the Company’s common stock or commences a tender or exchange offer to acquire 20% or more of the Company’s common stock. If either event occurs, each Right would entitle its holder (other than the person or group that exceeded the threshold) to purchase, at the

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Indus Announces Fiscal Third Quarter 2005 Results, page 4

exercise price of $17.00, a number of shares of Indus common stock having a market value equal to twice such exercise price. Also, if Indus were to be acquired in a merger or other business combination initiated by a person or group that had acquired 20% or more of the Company’s outstanding stock, each Right would entitle its holder (other than the person or group that exceeded the threshold) to purchase, at such exercise price, a number of common shares in the acquiring company having a market value equal to twice such exercise price. Upon being distributed, the Rights will automatically attach to and trade with all shares of Indus common stock. The Rights will not trade separately from the common stock unless and until they become exercisable. The Board of Directors of the Company may redeem the Rights at any time prior to the time at which the rights became exercisable. Unless earlier redeemed or exchanged by the Board of Directors, the Rights will expire on January 25, 2015.

Investor Call
As announced on January 13th, Indus will conduct an investor conference call to discuss the Company’s results at 4:30 p.m. (Eastern) today. Investors may access the conference call over the Internet via the Company’s Website (investor.indus.com), or via telephone by dialing 800-938-0653 (International callers dial 973-321-1100). Those listening via the Internet should go to the site 15 minutes early to register, download and install any necessary audio software.

For those who cannot listen to the live broadcast, a replay will be available through midnight (Eastern), February 9th, by dialing 877-519-4471 (international callers dial 973-341-3080) and entering conference ID #5573821; or by going to the Company’s Website (Investor.Indus.com).

Like most companies, Indus will be taking live questions from securities analysts and institutional portfolio managers, but the complete call is open to all interested parties on a listen-only basis. Furthermore, Indus will answer questions submitted by individual investors at any time prior to and during the call. Individual investors should send their questions via email to investorqa@indus.com.

About Indus International
Indus is a leading provider of Service Delivery Management (SDM) solutions, which help clients in a broad array of industries optimize the management of their customers, workforce, spare parts inventory, tools and documentation in order to maximize performance and customer satisfaction while achieving significant cost savings. Indus customer, asset and workforce

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Indus Announces Fiscal Third Quarter 2005 Results, page 5

management software products, professional services and hosted service offerings improve our clients’ profitability by reducing costs, increasing capacity and competitiveness, improving service to their customers, facilitating billing for services and ensuring regulatory compliance. Indus solutions have been purchased by more than 400 companies in more than 40 countries, representing diverse industries — including manufacturing, utilities, telecommunications, government, education, transportation, facilities and property management, consumer packaged goods and more. For more information, visit our Website at http://www.indus.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains statements, estimates or projections that are not historical in nature and that may constitute “forward-looking statements” as defined under U.S. federal securities laws. These statements include, but are not limited to, estimated revenues and operating results for the quarter ending on March 31, 2005, and the Company’s ability to maintain profitability and positive cash flow. These statements, which speak only as of the date given, are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company’s historical experience and our expectations or projections. These risks include, but are not limited to, projected growth in the emerging service delivery management market, market acceptance of our service delivery management strategy, current market conditions for our products and services, our ability to achieve growth in our asset management and customer management offerings, market acceptance and the success of our new products and enhancements and upgrades to our existing products, the success of our product development strategy, our competitive position, the ability to establish and retain partnership arrangements, our ability to develop our indirect sales channels, changes in our executive management team, uncertainty relating to and the management of personnel changes, the ability to realize the anticipated benefits of our recent restructurings, timely development and introduction of new products, releases and product enhancements, current economic conditions, heightened security and war or terrorist acts in countries of the world that affect our business, and other risks identified from time-to-time in the Company’s SEC filings. Investors are advised to consult the Company’s filings with the SEC, including its 2004 Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q, for a further discussion of these and other risks.

The information presented in this press release includes financial measures using generally accepted accounting principles (“GAAP”) and using adjustments to GAAP. In particular, we have shown certain GAAP measures adjusted to eliminate restructuring charges in the three and nine month periods shown and discussed herein, which relate to excess lease costs for vacated office space and severance costs. We have presented such non-GAAP financial measures because we believe that they are helpful for a period-to-period comparison of our results and are frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of GAAP results, to compare the performance of companies.

Indus is a trademark of Indus International, Inc. Other company and product names may be trademarks of the respective companies with which they are associated.

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Indus Announces Fiscal Third Quarter 2005 Results, page 6

INDUS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)

	December 31, 2004	March 31, 2004
ASSETS	(Unaudited)

Current assets:

Cash and cash equivalents	$22,112	$31,081
Restricted cash	517	70
Billed accounts receivable, net	25,906	21,201
Unbilled accounts receivable	7,996	9,074
Other current assets	3,805	3,069

Total current assets	60,336	64,495

Property and equipment, net	29,642	32,919
Capitalized software, net	5,327	7,689
Goodwill	7,442	6,956
Acquired intangible assets, net	11,002	12,562
Restricted cash, noncurrent	5,833	5,492
Other assets	832	1,560

Total assets	$120,414	$131,673

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:

Notes payable	$767	$767
Accounts payable	5,018	6,806
Accrued liabilities	18,928	17,671
Deferred revenue	35,493	38,257

Total current liabilities	60,206	63,501
Income taxes payable	3,460	4,389
Mortgage and other liabilities	18,928	16,907

Stockholders’ equity:

Common stock	58	57
Additional paid-in capital	164,986	164,431
Treasury stock, at cost	(4,681)	(4,681)
Deferred compensation	(5)	(50)
Accumulated deficit	(123,591)	(113,981)
Accumulated other comprehensive income	1,053	1,100

Total stockholders’ equity	37,820	46,876

Total liabilities and stockholders’ equity	$120,414	$131,673

Indus International, Inc. 3301 Windy Ridge Parkway Atlanta Georgia 30339 Tel: 770.952.8444 Fax: 770.955.2977

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Indus Announces Fiscal Third Quarter 2005 Results, page 7

INDUS INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
Revenue:
Software license fees	$7,041	$2,992	$23,016	$17,071
Services:
Support, outsourcing and hosting	14,153	15,281	44,267	44,342
Consulting, training and other	12,477	16,084	37,506	45,175

Total revenue	33,671	34,357	104,789	106,588

Cost of revenue:
Software license fees	598	63	3,248	441
Services:
Support, outsourcing and hosting	3,882	4,868	13,320	15,523
Consulting, training and other	9,465	11,081	29,455	33,626

Total cost of revenue	13,945	16,012	46,023	49,590

Gross margin	19,726	18,345	58,766	56,998

Operating expenses:
Research and development	7,191	7,944	23,287	27,258
Sales and marketing	7,496	8,468	22,469	25,662
General and administrative	3,724	5,004	11,083	15,529
Restructuring expenses	(991)	11	11,404	34

Total operating expenses	17,420	21,427	68,243	68,483

Operating income (loss)	2,306	(3,082)	(9,477)	(11,485)
Other income (expense)	60	(87)	(53)	(578)

Pre-tax income (loss)	2,366	(3,169)	(9,530)	(12,063)
Provision (benefit) for income taxes	(140)	33	80	626

Net income (loss)	$2,506	$(3,202)	$(9,610)	$(12,689)

Net income (loss) per share:

Basic	$0.04	$(0.06)	$(0.17)	$(0.27)

Diluted	$0.04	$(0.06)	$(0.17)	$(0.27)

Shares used in computing per share data:

Basic	57,285	51,915	57,195	47,659
Diluted	57,897	51,915	57,195	47,659

Indus International, Inc. 3301 Windy Ridge Parkway Atlanta Georgia 30339 Tel: 770.952.8444 Fax: 770.955.2977

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Indus Announces Fiscal Third Quarter 2005 Results, page 8

INDUS INTERNATIONAL, INC.
RECONCILIATION OF ADJUSTED NET INCOME (LOSS)
(In Thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
Reconciliation of adjusted net income (loss)*:

Net income (loss)	$2,506	$(3,202)	$(9,610)	$(12,689)
Restructuring expenses	(991)	11	11,404	34
Income tax effect	—	—	—	—

Adjusted net income (loss)*	$1,515	$(3,191)	$1,794	$(12,655)

Adjusted net income (loss) per diluted share*	$0.03	$(0.06)	$0.03	$(0.27)

*	The information presented above includes financial measures using generally accepted accounting principles (“GAAP”) and using adjustments to GAAP. In particular, we have shown certain GAAP measures adjusted to eliminate restructuring charges, as well as subsequent revisions of the estimates used in the determination of such charges, relating to excess lease costs for vacated office space and severance costs. We have presented such non-GAAP financial measures because we believe that they are helpful for a period-to-period comparison of our results and are frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of GAAP results, to compare the performance of companies.

Indus International, Inc. 3301 Windy Ridge Parkway Atlanta Georgia 30339 Tel: 770.952.8444 Fax: 770.955.2977

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